Exhibit 3.1

Dominion Energy, Inc.

Amended and Restated Articles of Incorporation

September 2, 2022

Article I.	Name

The name of the Corporation is Dominion Energy, Inc.

Article II.	Purpose

The purpose for which the Corporation is organized is to transact any and all lawful business, not required to be specifically stated in the Articles of Incorporation, for which corporations may be incorporated under the Virginia Stock Corporation Act.

Article III.	Stock

Division A — Common Stock

The Corporation shall have authority to issue 1,750,000,000 shares of Common Stock without par value.

Dividends may be paid upon the Common Stock out of any assets of the Corporation available for dividends remaining after full dividends on the outstanding Preferred Stock at the dividend rate or rates therefor, together with the full additional amount required by any participation right, with respect to all past dividend periods and the current dividend period shall have been paid or declared and set apart for payment and all mandatory sinking fund payments that shall have become due in respect of any series of the Preferred Stock shall have been made.

In the event of any liquidation, dissolution or winding up of the Corporation the Board of Directors may, after satisfaction of the rights of the holders of all shares of Preferred Stock, or the deposit in trust of money adequate for such satisfaction, distribute in kind to the holders of the Common Stock all then remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any of such remaining assets of the Corporation and receive payment therefor wholly or partly in cash and/or in stock and/or in obligations and may sell all or any part of the consideration received therefor and distribute all or the balance thereof in kind to the holders of the Common Stock.

The holders of the Common Stock shall, to the exclusion of the holders of the Preferred Stock, have the sole and full power to vote for the election of directors and for all other purposes without limitation except only as otherwise recited or provided in the provisions of these Articles of Incorporation applicable to the Preferred Stock.

Subject to the provisions of these Articles of Incorporation applicable to the Preferred Stock, the Corporation may from time to time purchase or otherwise acquire for a consideration or redeem (if permitted by the terms thereof) shares of Common Stock or shares of any other class of stock hereafter created ranking junior to the Preferred Stock in respect of dividends or assets and any shares so purchased or acquired may be held or disposed of by the Corporation from time to time for its corporate purposes or may be retired as provided by law.

Division B — Preferred Stock

The Corporation shall have authority to issue 20,000,000 shares of Preferred Stock.

The Board of Directors is hereby empowered to cause any class of the Preferred Stock of the Corporation to be issued in series with such of the variations permitted by clauses (a)-(k) below, as shall be determined by the Board of Directors.

The shares of Preferred Stock of different classes or series may vary as to:

(a)	the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof;

(b)

whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which (i) may be general or limited, and (ii) may permit more than one vote per share;

(c)

the rate or rates (which may be fixed or variable) at which dividends, if any, are payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of such class;

(d)	whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(e)

the amount or amounts payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f)

whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)

whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any class or any other series of such class or any other securities (including common stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)

the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of such class;

(i)

the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of such class or of any other class;

(j)	the ranking (be it pari passu, junior or senior) of each class or series as to the payment of dividends, the distribution of assets and all other matters; and

(k)

any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the Commonwealth of Virginia.

In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of the Preferred Stock the full preferential amounts to which they are respectively entitled under the provisions of these Articles of Incorporation applicable to the Preferred Stock, the holders of the Preferred Stock shall have no claim to any of the remaining assets of the Corporation.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes and series at any time outstanding. All shares of Preferred Stock of each series shall be equal in all respects.

Division C — General Provisions

The number of authorized shares of capital stock of the Corporation, or the amount of capital represented thereby, may be increased or decreased in the manner and subject to the conditions and limitations prescribed by the laws of the Commonwealth of Virginia, as they now and may hereafter exist, and subject to the provisions hereinafter contained.

Any and all shares of Preferred Stock and Common Stock of the Corporation, at the time authorized but not issued and outstanding, may be issued and disposed of by the Board of Directors of the Corporation in any lawful manner, consistently, in the case of shares of Preferred Stock, with the requirements set forth in the provisions of these Articles of Incorporation applicable to the Preferred Stock, at any time and from time to time, for such considerations as may be fixed by the Board of Directors of the Corporation.

The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other proper purpose or purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said board may deem to be in the interests of the Corporation; and said board shall likewise have power to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared as dividends and paid to the stockholders of the Corporation.

No stockholder shall have any pre-emptive right to acquire unissued shares of the Corporation or to acquire any securities convertible into or exchangeable for such shares or to acquire any options, warrants or rights to purchase such shares.

Subject to the provisions of these Articles of Incorporation applicable to the Preferred Stock, each holder of record of outstanding shares of stock entitled to vote at any meeting of stockholders shall, as to all matters in respect of which such stock has voting power, be entitled to one vote for each share of such stock held by him, as shown by the stock books of the Corporation, and may cast such vote in person or by proxy. Except as herein expressly provided, or mandatorily provided by the laws of the Commonwealth of Virginia, a quorum of the shares entitled to vote on a matter at any meeting shall consist of a majority of the votes entitled to be cast on the matter and, if a quorum exists, action on a matter, other than election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action. Voting on the election of directors shall be governed by the Corporation’s bylaws and, if applicable, the provisions of any series of Preferred Stock, or in the absence of any such bylaws or Preferred Stock provisions, by the laws of the Commonwealth of Virginia. For matters on which the laws of the Commonwealth of Virginia provide for a supermajority vote unless a corporation’s articles of incorporation otherwise provide, the vote required for the Corporation’s stockholders to approve such matters shall be a majority of the votes entitled to be cast on the matter.

The Board of Directors of the Corporation may, by resolution, determine that only a part of the consideration which it is to receive for any shares of stock which it shall issue shall be capital and that the balance of such consideration (not greater, however, than the excess of such consideration over the par value, if any, of such shares) shall be capital surplus of the Corporation.

Article IIIA.	[Intentionally Deleted]

Article IIIB.	4.65% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock

There shall be a series of Preferred Stock, without par value, of the Corporation, having the designation and the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof, as follows:

(1)

Number and Designation. 800,000 shares of the Preferred Stock of the Corporation shall be designated as “4.65% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock” (the “Series B Preferred Stock”). The Corporation may authorize and issue additional shares of Series B Preferred Stock at any time and from time to time without notice to, or the consent of, the holders of the Series B Preferred Stock, and such additional shares of Series B Preferred Stock will be deemed to form a single series together with all outstanding shares of the Series B Preferred Stock. Each share of Series B Preferred Stock shall be identical in all respects to every other share of Series B Preferred Stock, except as to the respective dates from which dividends thereon shall accumulate, to the extent such dates may differ as permitted pursuant to Section IIIB(4)(a) below.

(2)

Certain Definitions. As used in this Article IIIB, the following terms shall have the meanings given to them in this Section IIIB(2). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth elsewhere in the Articles of Incorporation, unless the context otherwise requires.

“Agent Members” has the meaning specified in Section IIIB(16) hereof.

“Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended and restated, and as further amended from time to time.

“Board of Directors” means the board of directors of the Corporation or a duly authorized committee of that board.

“Business Day” means any day other than a Saturday or a Sunday or any other day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“close of business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock, no par value, of the Corporation.

“Corporation” means Dominion Energy, Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia, and shall include any successor to such Corporation.

“Depositary” means DTC or its successor depositary designated by the Corporation.

“Dividend Payment Date” has the meaning specified in Section IIIB(4).

“Dividend Period” with respect to the Series B Preferred Stock means each period commencing on (and including) a Dividend Payment Date and continuing to, but excluding, the next succeeding Dividend Payment Date or any earlier redemption date, except that the first Dividend Period for the initial issuance of Series B Preferred Stock shall commence on (and include) the Issue Date.

“Dividend Record Date” has the meaning specified in Section IIIB(4).

“DTC” means The Depositary Trust Company, New York, New York.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Call Date” means December 15, 2024.

“Five-year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean, for the immediately preceding week, of the daily yields to maturity for U.S. Treasury securities with a maturity of five years from the next Reset Date and trading in the public securities markets or (ii) if the H.15(519) is not published during the week preceding the Reset Dividend Determination Date, or does not contain such yields, then the rate will be determined by interpolation between the arithmetic mean, for the immediately preceding week, of the daily yields to maturity for each of the two series of U.S. Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case as published in the most recent H.15(519) under the caption “Treasury Constant Maturities” as the yield on actively traded U.S. Treasury securities adjusted to constant maturity. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the immediately preceding Reset Dividend Determination Date, or if this sentence is applicable with respect to the first Reset Dividend Determination Date, 1.657%.

“Global Series B Preferred Share” has the meaning specified in Section IIIB(16)(a).

“H.15(519)” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System, and “Most recent H.15(519)” means the H.15(519) published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date.

“Issue Date” shall mean December 13, 2019.

“Junior Stock” means (i) the Common Stock and (ii) each other class or series of Capital Stock of the Corporation the terms of which do not expressly provide that such Capital Stock ranks either (x) senior to the Series B Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution or (y) on a parity with the Series B Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.

“Liquidation Preference” has the meaning specified in Section IIIB(5).

“Nonpayment Event” has the meaning specified in Section IIIB(8)(b).

“Parity Stock” means (i) the Series A Preferred Stock and (ii) each other class or series of Capital Stock of the Corporation issued after the Issue Date, the terms of which expressly provide that such Capital Stock shall rank on a parity with the Series B Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series A Preferred Stock and the Series B Preferred Stock.

“Preferred Stock Directors” has the meaning specified in Section IIIB(8)(b).

“Preliminary Prospectus Supplement” means the preliminary prospectus supplement relating to the Series B Preferred Stock filed by the Corporation with the SEC on December 2, 2019, a copy of which is available at the SEC’s website, http://www.sec.gov, under file number 333-219088.

“Pricing Term Sheet” means the pricing term sheet relating to the Series B Preferred Stock filed by the Corporation with the SEC and dated December 2, 2019, a copy of which is available at the SEC’s website, http://www.sec.gov, under file number 333-219088.

“Prospectus” means the prospectus relating to certain securities of the Corporation filed by the Corporation with the SEC on December 2, 2019 together with the Preliminary Prospectus Supplement, a copy of which is available at the SEC’s website, http://www.sec.gov, under file number 333-219088.

“Ratings Event” means that any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act or in any successor provision thereto, that then publishes a rating for the Corporation (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series B Preferred Stock, which amendment, clarification or change results in: (i) the shortening of the length of time the Series B Preferred Stock is assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series B Preferred Stock; or (ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Series B Preferred Stock by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series B Preferred Stock.

“Registrar” shall have the meaning assigned to it in Section IIIB(14) hereof.

“Reset Date” means the First Call Date and each date falling on the fifth anniversary of the preceding Reset Date.

“Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the beginning of such Reset Period.

“Reset Period” means the period from and including the First Call Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

“Senior Stock” means each class or series of Capital Stock of the Corporation issued after the Issue Date, the terms of which expressly provide that such Capital Stock shall rank senior to the Series B Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution.

“Series A Preferred Stock” means the Corporation’s 1.75% Series A Cumulative Perpetual Convertible Preferred Stock, with no par value and liquidation preference $1,000 per share.

“Transfer Agent” shall have the meaning assigned to it in Section IIIB(14) hereof.

“Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section IIIB(8)(b)below) or any other matter as to which the holders of Series B Preferred Stock are entitled to vote as specified in Section IIIB(8) of these Articles, any and all classes or series of Preferred Stock (other than Series B Preferred Stock), that rank equally with Series B Preferred Stock either as to the payment of dividends (whether cumulative or non-cumulative) or as to the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

(3)

Rank. The Series B Preferred Stock, with respect to dividend rights and/or rights upon the liquidation, winding-up or dissolution of the Corporation, as applicable, shall rank (i) senior to all Junior Stock, (ii) on a parity with all Parity Stock and (iii) junior to all Senior Stock and the Corporation’s existing and future indebtedness. The Corporation may issue Parity Stock and Junior Stock at any time and from time to time in one or more series without notice to, or the consent of, the holders of the Series B Preferred Stock.

(4)	Dividends.

(a)

Rate. (i) Subject to the rights of holders of any class of Capital Stock of the Corporation ranking senior to the Series B Preferred Stock with respect to dividends, holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends under Virginia law, cumulative cash dividends per each share of Series B Preferred Stock at the rate determined as set forth below in this Section IIIB(4) applied to the Liquidation Preference amount of $1,000 per share of Series B Preferred Stock. Dividends on the Series B Preferred Stock shall accumulate daily and shall be cumulative from, and including, the Issue Date (or the most recent Dividend Payment Date through which dividends have been paid) and shall be payable semi-annually in arrears on the 15th day of each June and December, commencing on June 15, 2020 (each such date, a “Dividend Payment Date”); provided, that if any such Dividend Payment Date is a day that is not a Business Day, the dividend with respect to such Dividend Payment Date shall instead be payable on the immediately succeeding Business Day, without additional dividends, interest or other payment in respect of such delayed payment. Dividends on Series B Preferred Stock shall be cumulative whether or not (i) the Corporation has earnings, (ii) the payment of such dividends is then permitted under Virginia law, (iii) those dividends are authorized or declared or (iv) the Corporation is party to any agreements that prohibit the current payment of dividends, including any agreements relating to the Corporation’s indebtedness. Accordingly, if the Board of Directors does not declare a dividend on the Series B Preferred Stock payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend shall accumulate and an amount equal to such accumulated dividend shall become payable out of funds legally available therefor upon the liquidation, dissolution or winding-up of the affairs of the Corporation (or earlier redemption of such shares of Series B Preferred Stock), to the extent not paid prior to such liquidation, dissolution or winding-up or earlier redemption, as the case may be. No interest, or sum of money in lieu of interest, shall be payable on any dividend payment that may be in arrears on the Series B Preferred Stock.

(ii)

Dividends that are payable on Series B Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series B Preferred Stock as they appear on the stock register of the Corporation as of the close of business on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date (each, a “Dividend Record Date”) or, if the shares of Series B Preferred Stock are held as Global Preferred Shares, the Dividend Record Date shall be the Business Day immediately preceding the applicable Dividend Payment Date. Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day. In the case of payments of accumulated dividends payable in arrears, the Dividend Record Date shall be such date fixed by the Board of Directors.

(iii)

Dividends payable on the Series B Preferred Stock, including dividends payable for any partial Dividend Period, shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends payable on any Dividend Payment Date shall include dividends accumulated to, but excluding, such Dividend Payment Date.

(iv)

The initial dividend rate for the Series B Preferred Stock from and including the Issue Date to, but excluding, the First Call Date will be 4.65% per annum of the $1,000 liquidation preference per share. On and after the First Call Date, the dividend rate on the Series B Preferred Stock for each Reset Period will be equal to the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date plus a spread of 2.993%.

(v)

The applicable dividend rate for each Reset Period will be determined by the calculation agent, as of the applicable Reset Dividend Determination Date. Promptly upon such determination, the calculation agent will notify the Corporation of the dividend rate for the Reset Period. The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period beginning on or after the First Call Date will be on file at the Corporation’s principal offices, will be made available to any holder of the Series B Preferred Stock upon request and will be final and binding in the absence of manifest error.

(b)

Priority of Dividends. (i) The Corporation shall not declare or pay, or set aside for payment, full dividends on the Series B Preferred Stock or any Parity Stock for any Dividend Period unless the full cumulative dividends have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on the Series B Preferred Stock and any Parity Stock through the most recently completed Dividend Period for each such security. When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series B Preferred Stock and any shares of Parity Stock on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period), all dividends declared on the Series B Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accumulated but unpaid dividends per share on the Series B Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other. Any portion of such dividends not declared and paid (or declared and a sum sufficient for the payment thereof set aside) that are payable upon the Series B Preferred Stock and such Parity Stock in respect of such Dividend Period on such Dividend Payment Date shall accumulate, and an amount equal to such undeclared portion of such dividends shall become payable out of funds legally available for the payment of dividends upon the Corporation’s liquidation, dissolution or winding-up (or earlier redemption of such shares of Series B Preferred Stock and such Parity Stock), to the extent not paid prior to such liquidation, dissolution or winding- up or earlier redemption, as the case may be.

(ii)

During any Dividend Period, so long as any shares of Series B Preferred Stock remain outstanding, unless the full cumulative dividends have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on the Series B Preferred Stock and any Parity Stock through the most recently completed Dividend Period for each such security: (x) no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in shares of Junior Stock); and (y) no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (a) purchases, redemptions or other acquisitions of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants of the Corporation or any of its Subsidiaries or in connection with Dominion Energy Direct or any successor plan thereto; (b) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy Common Stock existing prior to the commencement of the first Dividend Period for which dividends on the Series B Preferred Stock are unpaid, including under a contractually binding stock repurchase plan; (c) the purchase of, or the payment of cash in lieu of, fractional interests in Junior Stock (x) in connection with a bona fide acquisition of a business or (y) pursuant to the conversion or exchange provisions of such Junior Stock or securities convertible into or exchangeable for such Junior Stock; (d) any declaration of a dividend on the Capital Stock of the Corporation in connection with the implementation of a shareholders rights plan designed to protect the Corporation against unsolicited offers to acquire its Capital Stock, or the issuance of Capital Stock of the Corporation under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (e) dividends or distributions payable solely in Junior Stock, or warrants, options or rights to acquire Junior Stock (other than dividends or distributions of any indebtedness, Parity Stock or Senior Stock, in each case, convertible into, or having other rights to acquire, Junior Stock); or (f) conversions of any Junior Stock into, or exchanges of any Junior Stock for, a class or series of other Junior Stock.

(iii)

The Series B Preferred Stock shall rank junior as to payment of dividends to any class or series of Senior Stock that the Corporation may issue in the future. If at any time the Corporation has failed to pay, on the applicable payment date, accumulated dividends on any class or series of Senior Stock, the Corporation may not pay any dividends on the outstanding Series B Preferred Stock or redeem or otherwise repurchase any shares of Series B Preferred Stock until the Corporation has paid or set aside for payment the full amount of the unpaid dividends on the Senior Stock that must, under the terms of such securities, be paid before the Corporation may pay dividends on, or redeem or repurchase, the Series B Preferred Stock.

(iv)

Notwithstanding anything herein to the contrary, no dividends on the Series B Preferred Stock shall be declared and paid (or declared and a sum sufficient for the payment thereof set aside) at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration and payment (or declaration and setting aside a sum sufficient for the payment thereof) under any such agreement would constitute a breach thereof or a default thereunder, or if the declaration and payment (or the declaration and setting aside a sum sufficient for the payment thereof) would constitute a breach of or a default under any such agreement or shall be restricted or prohibited by law.

(c)

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock and any other shares of Junior Stock from time to time out of any funds legally available for such payment, and the Series B Preferred Stock shall not be entitled to participate in any such dividend.

(5)	Liquidation Preference.

(a)

In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation’s assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock (with respect to liquidation rights), holders of Series B Preferred Stock shall be entitled to receive $1,000 per share of Series B Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not authorized or declared), accumulated and unpaid thereon, if any, up to, but excluding, the date of final distribution to such holders, but subject to the prior payment in full of all the Corporation’s liabilities and the payment of Senior Stock. If, upon any liquidation, dissolution or winding-up of the Corporation, the Corporation’s assets, or proceeds thereof, are insufficient to pay in full the preferential amount aforesaid and liquidating payments on Series B Preferred Stock and any other Parity Stock (with respect to liquidation rights only), then such assets, or the proceeds thereof, shall be distributed among the holders of the Series B Preferred Stock and any other Parity Stock (with respect to liquidation rights) ratably in proportion to the respective amounts that would be payable on such shares of Series B Preferred Stock and any such Parity Stock, send a written notice by first class mail to each holder of record of the Series B Preferred Stock at such holder’s registered address, of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(b)

Neither the consolidation or merger of the Corporation with or into any other Person, nor the voluntary sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or assets shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(c)

Subject to the rights of the holders of any Parity Stock (with respect to liquidation rights), after payment has been made in full to the holders of the Series B Preferred Stock, as provided in this Section IIIB(5), holders of Junior Stock (with respect to liquidation rights) shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series B Preferred Stock shall not be entitled to share therein.

(6)	No Maturity. The Series B Preferred Stock has no maturity date or mandatory conversion date.

(7)	Redemption.

(a)

Optional Redemption. The Corporation may, at its option, redeem the shares of Series B Preferred Stock at the time outstanding, upon notice given as provided in Section IIIB(7)(c) below, (i) in whole or in part, from time to time, on the First Call Date or any subsequent Reset Date, at a redemption price in cash equal to $1,000 per share of Series B Preferred Stock, plus an amount equal to accumulated and unpaid dividends (whether or not declared) to, but excluding, the date fixed for redemption, or (ii) in whole but not in part, within 120 days after the conclusion of any review or appeal process instituted by the Corporation following the occurrence of a Ratings Event, at a redemption price in cash equal to $1,020 per share of Series B Preferred Stock, plus an amount equal to accumulated and unpaid dividends (whether or not declared) to, but excluding, such redemption date.

The redemption price for any shares of Series B Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared and unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not constitute a part of or be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on the Dividend Record Date relating to such Dividend Payment Date as provided in Section IIIB(5) above.

(b)

No Sinking Fund. The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions. Holders of Series B Preferred Stock will have no right to require redemption, repurchase or retirement of any shares of Series B Preferred Stock.

(c)

Notice of Redemption. Notice of every redemption of shares of Series B Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. Notwithstanding the foregoing, if the Series B Preferred Stock is issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series B Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accumulate from and after such redemption date.

(d)

Partial Redemption. In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot (or, in the event the Series B Preferred Stock is in the form of Global Series B Preferred Stock in accordance with the applicable procedures of DTC). Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series B Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)

Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accumulate on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f)	No Redemption at the Option of the Holder. Holders of the Series B Preferred Stock will have no right to require the redemption or repurchase of the Series B Preferred Stock.

(8)	Voting Rights.

(a)	General. The holders of Series B Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)

Right to Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series B Preferred Stock shall not have been paid in full for the equivalent of three semi-annual full Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series B Preferred Stock, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class, with each series having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such series, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors.

In the event that the holders of the Series B Preferred Stock, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 10% of the Series B Preferred Stock or of any other such series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series B Preferred Stock or Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section IIIB(10) below, or as may otherwise be required by law.

If and when all accumulated and unpaid dividends on the Series B Preferred Stock and all other voting preferred stock shall have been paid in full or declared and a sum sufficient for payment thereof set aside for payment, through the most recently completed Dividend Period following a Nonpayment Event, then the right of the holders of Series B Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event pursuant to this Section IIIB(8) and the number of Dividend Periods in which dividends have not been paid shall be reset to zero), and, if and when any rights of holders of Series B Preferred Stock and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series B Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided

(c)

Other Voting Rights. So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series B Preferred Stock and any Voting Preferred Stock (subject to the last paragraph of this Section IIIB(8)(c)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)

Authorization of Senior Stock. Any amendment or alteration of the Articles of Incorporation or these Articles of Amendment to authorize or create, or increase the authorized amount of, any shares of any class or series of Capital Stock of the Corporation ranking senior to the Series B Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Corporation;

(ii)

Amendment of Series B Preferred Stock. Any amendment, alteration or repeal of any provision of the Articles of Incorporation or these Articles of Amendment so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series B Preferred Stock, taken as a whole; or

(iii)

Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series B Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section IIIB(8)(c), any increase in the amount of the authorized or issued Series B Preferred Stock or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Corporation will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series B Preferred Stock and shall not require the affirmative vote or consent of the holders of the Series B Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section IIIB(8)(c) would materially and adversely affect the Series B Preferred Stock and one or more, but not all, series of Voting Preferred Stock (including the Series B Preferred Stock for this purpose), then only the Series B Preferred Stock and such series of Voting Preferred Stock as are materially and adversely affected by and entitled to vote shall vote on the matter together as a single class (in lieu of all other series of Voting Preferred Stock).

(d)

Changes for Clarification. To the fullest extent permitted by law, without the consent of the holders of the Series B Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series B Preferred Stock for the following purposes: (i) to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument; (ii) to make any provision with respect to matters or questions relating to the Series B Preferred Stock that is not inconsistent with the provisions of these Articles of Amendment and that does not adversely affect the rights of any holder of the Series B Preferred Stock; or (iii) to make any other change that does not adversely affect the rights of any holder of the Series B Preferred Stock (other than any holder that consents to such change).

In addition, without the consent of the holders of the Series B Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series B Preferred Stock to conform the terms of the Series B Preferred Stock to the description thereof in the related Prospectus as supplemented and/or amended by the “Description of the Series B Preferred Stock” section of the Preliminary Prospectus Supplement for the Series B Preferred Stock, as further supplemented and/or amended by the related Pricing Term Sheet.

Holders of shares of Series B Preferred Stock shall not be entitled to vote with respect to any increase in the total number of authorized shares of Common Stock or preferred stock, any increase in the number of shares of the Series A Preferred Stock or the creation or issuance of any other class or series of Capital Stock, or any increase in the number of authorized shares of any other class or series of Capital Stock, in each case, ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, except as set forth above.

Holders of shares of Series B Preferred Stock will not have any voting rights with respect to, and the consent of the holders of shares of Series B Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving the Corporation or a sale of all or substantially all of the Corporation’s assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock, except as set forth above.

(e)

Changes after Provision for Redemption. No vote or consent of the holders of Series B Preferred Stock shall be required pursuant to Section IIIB(8)(b) or (8)(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such subsections, all outstanding shares of Series B Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section IIIB(7) above.

(f)

Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series B Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of

Directors or the chairman of the meeting, in their discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the Corporation’s bylaws and applicable law. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series B Preferred Stock and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series B Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

(9)

Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series B Preferred Stock may deem and treat the record holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

(10)

Notices. All notices or communications in respect of Series B Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in these Articles of Amendment, in the Articles of Incorporation or the Corporation’s bylaws or by applicable law.

(11)

No Preemptive Rights. No share of Series B Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

(12)

No Other Rights. The shares of Series B Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

(13)	No Conversion Rights. The shares of Series B Preferred Stock shall not be convertible into any other class of stock.

(14)

Transfer Agent and Registrar. The duly appointed transfer agent (the “Transfer Agent”) and Registrar (the “Registrar”) for the Series B Preferred Stock shall be Broadridge Corporation Issuer Solutions, Inc. The Corporation may, in its sole discretion, remove the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

(15)

Currency. All shares of Series B Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to “$”or “dollars” refer to U.S. currency.

(16)	Form.

(a)

Shares of the Series B Preferred Stock shall be issued in fully registered, certificated form and may be issued in the form of one or more permanent global shares of Series B Preferred Stock registered in the name of the Depositary or its nominee (each, a “Global Series B Preferred Share”), which shall be substantially in the form set forth in Exhibit A. Series B Preferred Stock represented by the Global Series B Preferred Shares will be exchangeable for other certificates evidencing shares of Series B Preferred Stock only (x) if the Depositary (A) has notified the Corporation that it is unwilling or unable to continue as depository for the Global Series B Preferred Shares or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the Corporation within 90 days after such notice or cessation, (y) if the Corporation determines at any time that the shares of Series B Preferred Stock shall no longer be represented by Global Series B Preferred Shares, in which case it shall inform the Depositary of such determination, or (z) following the request of a beneficial owner of Series B Preferred Stock seeking to exercise or enforce its rights with respect to its shares of Series B Preferred Stock. In any such case, such new certificates evidencing shares of Series B Preferred Stock shall be registered in the name or names of the Person or Person specified by the Depositary in a written instrument to the Registrar. Except as provided above, owners of beneficial interest in a Global Series B Preferred Share will not be entitled to receive certificates evidencing shares of Series B Preferred Stock. Unless and until such Global Series B Preferred Share is exchanged for other certificates evidencing shares of Series B Preferred Stock, Global Series B Preferred Shares may be transferred, in whole but not in part, and any payments on the Series B Preferred Stock shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Corporation or to a nominee of such successor Depositary.

(b)

To the extent permitted by applicable procedures of the Depositary, certificates evidencing shares of the Series B Preferred Stock may be issued to represent fractional shares with a Liquidation Preference of $100 and integral multiples of $100 in excess thereof.

The Global Series B Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Series B Preferred Shares shall be deposited with the Registrar, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned by the Transfer Agent and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by the Global Series B Preferred Shares, or any one Global Series B Preferred Share, may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. At such time as all interests in a Global Series B Preferred Share have been converted, canceled, repurchased or transferred, such Global Series B Preferred Share shall be, upon receipt thereof, canceled by the Corporation in accordance with standing procedures and existing instructions between the Depositary and the Corporation.

This Section IIIB(16) shall apply only to a Global Series B Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section IIIB(16), countersign and deliver one or more Global Series B Preferred Shares in accordance with the terms hereof that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Article IIIB, with respect to any Global Series B Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Series B Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Series B Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the registered holder of the Series B Preferred Stock or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Series B Preferred Share.

The Corporation’s Chief Executive Officer, President, or any Vice President and the Treasurer or an Assistant Treasurer or the Corporate Secretary or an Assistant Corporate Secretary shall sign the certificates evidencing the Series B Preferred Stock for the Corporation, in accordance with the Corporation’s bylaws and applicable law, by manual or facsimile signature. If such an individual whose signature is on a share certificate no longer holds that office at the time the Transfer Agent authenticates the certificate, such certificate shall be valid nevertheless. A certificate evidencing shares of Series B Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such certificate. The signature shall be conclusive evidence that such certificate has been authenticated under this Article IIIB. Each share certificate shall be dated the date of its authentication.

(17)

Reissuance and Retirement. Shares of Series B Preferred Stock that have been redeemed in accordance herewith shall be retired and shall not be reissued as shares of Series B Preferred Stock hereunder, but the number of shares so retired shall revert to the status of authorized but unissued shares of Preferred Stock of the Corporation.

(18)	Headings. The headings of the subsections of this Article IIIB are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

(19)

Rights of Holders. No person or entity, other than the person or entity in whose name a certificate representing the Series B Preferred Stock is registered, shall have any rights hereunder or with respect to the Series B Preferred Stock, the Corporation shall recognize the registered owner thereof as the sole owner for all purposes, and no other person or entity (other than the Corporation) shall have any benefit, right, claim or remedy hereunder.

(20)

Withholding. Notwithstanding anything to the contrary, the Corporation or any agent of the Corporation shall have the right to deduct and withhold from any payment or distribution (or deemed distribution) made with respect to any share of Series B Preferred Stock such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or delivery) under applicable tax law without liability therefor. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes as having been paid (or delivered) to the applicable holder of Series B Preferred Stock. In the event the Corporation or any agent of the Corporation previously remitted any amounts to a governmental entity which was not actually withheld at the source on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) or delivery with respect to any share of Series B Preferred Stock with respect to an applicable holder of Series B Preferred Stock, the Corporation and any such agent shall be entitled to offset any such amounts against any future amounts otherwise payable or deliverable to the applicable holder hereunder or under any other instrument or agreement.”

(21)

Calculation Agent. Unless the Corporation has validly called all shares of the Series B Preferred Stock for redemption on the First Call Date, the Corporation will appoint a banking institution or trust company as calculation agent with respect to the Series B Preferred Stock prior to the Reset Dividend Determination Date preceding the First Call Date. If the Corporation is unable to appoint a calculation agent using commercially reasonable efforts, the Corporation may appoint itself or an affiliate as calculation agent. The Corporation may, in its sole discretion, remove the calculation agent in accordance with the agreement between the Corporation and the calculation agent; provided that the Corporation shall appoint a successor calculation agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof in accordance with Section IIIB(10) hereof.

Article	IIIC. 4.35% Series C Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock

There shall be a series of Preferred Stock, without par value, of the Corporation, having the designation and the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof, as follows:

(1)

Number and Designation. 1,000,000 shares of the Preferred Stock of the Corporation shall be designated as “4.35% Series C Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock” (the “Series C Preferred Stock”). The Corporation may authorize and issue additional shares of Series C Preferred Stock at any time and from time to time without notice to, or the consent of, the holders of the Series C Preferred Stock, and such additional shares of Series C Preferred Stock will be deemed to form a single series together with all outstanding shares of the Series C Preferred Stock. Each share of Series C Preferred Stock shall be identical in all respects to every other share of Series C Preferred Stock, except as to the respective dates from which dividends thereon shall accumulate, to the extent such dates may differ as permitted pursuant to Section IIIB(4)(a) below.

(2)

Certain Definitions. As used in this Article IIIC, the following terms shall have the meanings given to them in this Section IIIC(2). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth elsewhere in the Articles of Incorporation, unless the context otherwise requires.

“Agent Members” has the meaning specified in Section IIIC(16) hereof.

“Articles of Incorporation” means the Articles of Incorporation of the Corporation, as restated and further amended, and as further amended from time to time.

“Board of Directors” means the board of directors of the Corporation or a duly authorized committee of that board.

“Business Day” means any day other than a Saturday or a Sunday or any other day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“close of business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock, no par value, of the Corporation.

“Corporation” means Dominion Energy, Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia, and shall include any successor to such Corporation.

“Depositary” means DTC or its successor depositary designated by the Corporation.

“Dividend Payment Date” has the meaning specified in Section IIIC(4).

“Dividend Period” with respect to the Series C Preferred Stock means each period commencing on (and including) a Dividend Payment Date and continuing to, but excluding, the next succeeding Dividend Payment Date or any earlier redemption date, except that the first Dividend Period for the initial issuance of Series C Preferred Stock shall commence on (and include) the Issue Date.

“Dividend Record Date” has the meaning specified in Section IIIC(4).

“DTC” means The Depositary Trust Company, New York, New York.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Reset Date” means April 15, 2027.

“Five-year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean, for the immediately preceding week, of the daily yields to maturity for U.S. Treasury securities with a maturity of five years from the next Reset Date and trading in the public securities markets or (ii) if the H.15 is not published during the week preceding the Reset Dividend Determination Date, or does not contain such yields, then the rate will be determined by interpolation between the arithmetic mean, for the immediately preceding week, of the daily yields to maturity for each of the two series of U.S. Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case as published in the most recent H.15 under the caption “Treasury Constant Maturities” as the yield on actively traded U.S. Treasury securities adjusted to constant maturity. If the Corporation or its designee, after consulting with the Corporation, determines on the relevant Reset Dividend Determination Date that the Five-Year U.S. Treasury Rate cannot be determined pursuant to the method described above, the Corporation or such designee, after consulting with the Corporation, may determine whether there is an industry-accepted substitute or successor rate to the Five-Year U.S. Treasury Rate. If the Corporation or such designee, after consulting with the Corporation, determines there is such a substitute or successor rate, then such rate will replace the Five-Year U.S. Treasury Rate for all purposes under the Series C Preferred Stock. If the Corporation or its designee, after consulting with the Corporation, have determined a substitute or successor base rate in accordance with the foregoing, the Corporation or its designee, after consulting with the Corporation, may determine the business day convention, the definition of “Business Day” and the Reset Dividend Determination Date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the Five-Year U.S. Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor rate. If the Corporation or its designee, after consulting with the Corporation, determines there is no such substitute or successor rate, then the Five-Year U.S. Treasury Rate will be the same rate determined under clauses (i) or (ii) above for the immediately preceding Reset Dividend Determination Date, or if this sentence is applicable with respect to the first Reset Dividend Determination Date, 1.155%.

“Global Series C Preferred Share” has the meaning specified in Section IIIC(16)(a).

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System, and “Most recent H.15” means the H.15 published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date.

“Issue Date” shall mean December 9, 2021.

“Junior Stock” means (i) the Common Stock and (ii) each other class or series of Capital Stock of the Corporation the terms of which do not expressly provide that such Capital Stock ranks either (x) senior to the Series C Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution or (y) on a parity with the Series C Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.

“Liquidation Preference” has the meaning specified in Section IIIC(5).

“Nonpayment Event” has the meaning specified in Section IIIC(8)(b).

“Parity Stock” means (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock, and (iii) each other class or series of Capital Stock of the Corporation issued after the Issue Date, the terms of which expressly provide that such Capital Stock shall rank on a parity with the Series C Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

“Preferred Stock Directors” has the meaning specified in Section IIIC(8)(b).

“Preliminary Prospectus Supplement” means the preliminary prospectus supplement relating to the Series C Preferred Stock filed by the Corporation with the SEC on December 1, 2021, a copy of which is available at the SEC’s website, http://www.sec.gov, under file number 333-239467.

“Pricing Term Sheet” means the pricing term sheet relating to the Series C Preferred Stock filed by the Corporation with the SEC and dated December 1, 2021, a copy of which is available at the SEC’s website, http://www.sec.gov, under file number 333-239467.

“Prospectus” means the prospectus relating to certain securities of the Corporation filed by the Corporation with the SEC on December 2, 2021 together with the Preliminary Prospectus Supplement, a copy of which is available at the SEC’s website, http://www.sec.gov, under file number 333-239467.

“Ratings Event” means that any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act or in any successor provision thereto, that then publishes a rating for the Corporation (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series C Preferred Stock, which amendment, clarification or change results in: (i) the shortening of the length of time the Series C Preferred Stock is assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series C Preferred Stock; or (ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Series C Preferred Stock by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series C Preferred Stock.

“Registrar” shall have the meaning assigned to it in Section IIIC(14) hereof.

“Redemption Period” means any period from and including the 15th day of January immediately preceding a Reset Date through and including such Reset Date.

“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date.

“Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the beginning of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

“Senior Stock” means each class or series of Capital Stock of the Corporation issued after the Issue Date, the terms of which expressly provide that such Capital Stock shall rank senior to the Series C Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution.

“Series A Preferred Stock” means the Corporation’s 1.75% Series A Cumulative Perpetual Convertible Preferred Stock, with no par value and a liquidation preference of $1,000 per share.

“Series B Preferred Stock” means the Corporation’s 4.65% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, with no par value and a liquidation preference of $1,000 per share.

“Transfer Agent” shall have the meaning assigned to it in Section IIIC(14) hereof.

“Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section IIIC(8)(b)below) or any other matter as to which the holders of Series C Preferred Stock are entitled to vote as specified in Section IIIC(8) of these Articles, any and all classes or series of Preferred Stock (other than Series C Preferred Stock), that rank equally with Series C Preferred Stock either as to the payment of dividends (whether cumulative or non-cumulative) or as to the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

(3)    Rank. The Series C Preferred Stock, with respect to dividend rights and/or rights upon the liquidation, winding-up or dissolution of the Corporation, as applicable, shall rank (i) senior to all Junior Stock, (ii) on a parity with all Parity Stock and (iii) junior to all Senior Stock and the Corporation’s existing and future indebtedness. The Corporation may issue Parity Stock and Junior Stock at any time and from time to time in one or more series without notice to, or the consent of, the holders of the Series C Preferred Stock.

(4)    Dividends.

(a)

Rate. (i) Subject to the rights of holders of any class of Capital Stock of the Corporation ranking senior to the Series C Preferred Stock with respect to dividends, holders of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends under Virginia law, cumulative cash dividends per each share of Series C Preferred Stock at the rate determined as set forth below in this Section IIIC(4) applied to the Liquidation Preference amount of $1,000 per share of Series C Preferred Stock. Dividends on the Series C Preferred Stock shall accumulate daily and shall be cumulative from, and including, the Issue Date (or the most recent Dividend Payment Date through which dividends have been paid) and shall be payable semi-annually in arrears on the 15th day of each April and October, commencing on April 15, 2022 (each such date, a “Dividend Payment Date”); provided, that if any such Dividend Payment Date is a day that is not a Business Day, the dividend with respect to such Dividend Payment Date shall instead be payable on the immediately succeeding Business Day, without additional dividends, interest or other payment in respect of such delayed payment. Dividends on Series C Preferred Stock shall be cumulative whether or not (i) the Corporation has earnings, (ii) the payment of such dividends is then permitted under Virginia law, (iii) those dividends are authorized or declared or (iv) the Corporation is party to any agreements that prohibit the current payment of dividends, including any agreements relating to the Corporation’s indebtedness. Accordingly, if the Board of Directors does not declare a dividend on the Series C Preferred Stock payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend shall accumulate and an amount equal to such accumulated dividend shall become payable out of funds legally available therefor upon the liquidation, dissolution or winding-up of the affairs of the Corporation (or earlier redemption of such shares of Series C Preferred Stock), to the extent not paid prior to such liquidation, dissolution or winding-up or earlier redemption, as the case may be. No interest, or sum of money in lieu of interest, shall be payable on any dividend payment that may be in arrears on the Series C Preferred Stock.

(ii)

Dividends that are payable on Series C Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series C Preferred Stock as they appear on the stock register of the Corporation as of the close of business on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date (each, a “Dividend Record Date”) or, if the shares of Series C Preferred Stock are held as Global Preferred Shares, the Dividend Record Date shall be the Business Day immediately preceding the applicable Dividend Payment Date. Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day. In the case of payments of accumulated dividends payable in arrears, the Dividend Record Date shall be such date fixed by the Board of Directors.

(iii)

Dividends payable on the Series C Preferred Stock, including dividends payable for any partial Dividend Period, shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends payable on any Dividend Payment Date shall include dividends accumulated to, but excluding, such Dividend Payment Date.

(iv)

The initial dividend rate for the Series C Preferred Stock from and including the Issue Date to, but excluding, the First Reset Date will be 4.35% per annum of the $1,000 liquidation preference per share. On and after the First Reset Date, the dividend rate on the Series C Preferred Stock for each Reset Period will be equal to the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date plus a spread of 3.195%.

(v)

The applicable dividend rate for each Reset Period will be determined by the calculation agent, as of the applicable Reset Dividend Determination Date. Promptly upon such determination, the calculation agent will notify the Corporation of the dividend rate for the Reset Period. The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period beginning on or after the First Reset Date will be on file at the Corporation’s principal offices, will be made available to any holder of the Series C Preferred Stock upon request and will be final and binding in the absence of manifest error.

(b)

Priority of Dividends. (i). The Corporation shall not declare or pay, or set aside for payment, full dividends on the Series C Preferred Stock or any Parity Stock for any Dividend Period unless the full cumulative dividends have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on the Series C Preferred Stock and any Parity Stock through the most recently completed Dividend Period for each such security. When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series C Preferred Stock and any shares of Parity Stock on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period), all dividends declared on the Series C Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accumulated but unpaid dividends per share on the Series C Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other. Any portion of such dividends not declared and paid (or declared and a sum sufficient for the payment thereof set aside) that are payable upon the Series C Preferred Stock and such Parity Stock in respect of such Dividend Period on such Dividend Payment Date shall accumulate, and an amount equal to such undeclared portion of such dividends shall become payable out of funds legally available for the payment of dividends upon the Corporation’s liquidation, dissolution or winding-up (or earlier redemption of such shares of Series C Preferred Stock and such Parity Stock), to the extent not paid prior to such liquidation, dissolution or winding- up or earlier redemption, as the case may be.

(ii)

During any Dividend Period, so long as any shares of Series C Preferred Stock remain outstanding, unless the full cumulative dividends have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on the Series C Preferred Stock and any Parity Stock through the most recently completed Dividend Period for each such security: (x) no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in shares of Junior Stock); and (y) no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (a) purchases, redemptions or other acquisitions of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants of the Corporation or any of its Subsidiaries or in connection with Dominion Energy Direct or any successor plan thereto; (b) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy Common Stock existing prior to the commencement of the first Dividend Period for which dividends on the Series C Preferred Stock are unpaid, including under a contractually binding stock repurchase plan; (c) the purchase of, or the payment of cash in lieu of, fractional interests in Junior Stock (x) in connection with a bona fide acquisition of a business or (y) pursuant to the conversion or exchange provisions of such Junior Stock or securities convertible into or exchangeable for such Junior Stock; (d) any declaration of a dividend on the

Capital Stock of the Corporation in connection with the implementation of a shareholders rights plan designed to protect the Corporation against unsolicited offers to acquire its Capital Stock, or the issuance of Capital Stock of the Corporation under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (e) dividends or distributions payable solely in Junior Stock, or warrants, options or rights to acquire Junior Stock (other than dividends or distributions of any indebtedness, Parity Stock or Senior Stock, in each case, convertible into, or having other rights to acquire, Junior Stock); or (f) conversions of any Junior Stock into, or exchanges of any Junior Stock for, a class or series of other Junior Stock.

(iii)

The Series C Preferred Stock shall rank junior as to payment of dividends to any class or series of Senior Stock that the Corporation may issue in the future. If at any time the Corporation has failed to pay, on the applicable payment date, accumulated dividends on any class or series of Senior Stock, the Corporation may not pay any dividends on the outstanding Series C Preferred Stock or redeem or otherwise repurchase any shares of Series C Preferred Stock until the Corporation has paid or set aside for payment the full amount of the unpaid dividends on the Senior Stock that must, under the terms of such securities, be paid before the Corporation may pay dividends on, or redeem or repurchase, the Series C Preferred Stock.

(iv)

Notwithstanding anything herein to the contrary, no dividends on the Series C Preferred Stock shall be declared and paid (or declared and a sum sufficient for the payment thereof set aside) at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration and payment (or declaration and setting aside a sum sufficient for the payment thereof) under any such agreement would constitute a breach thereof or a default thereunder, or if the declaration and payment (or the declaration and setting aside a sum sufficient for the payment thereof) would constitute a breach of or a default under any such agreement or shall be restricted or prohibited by law.

(c)

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock and any other shares of Junior Stock from time to time out of any funds legally available for such payment, and the Series C Preferred Stock shall not be entitled to participate in any such dividend.

(5)	Liquidation Preference.

(a)

In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation’s assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock (with respect to liquidation rights), holders of Series C Preferred Stock shall be entitled to receive $1,000 per share of Series C Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not authorized or declared), accumulated and unpaid thereon, if any, up to, but excluding, the date of final distribution to such holders, but subject to the prior payment in full of all the Corporation’s liabilities and the payment of Senior Stock. If, upon any liquidation, dissolution or winding-up of the Corporation, the Corporation’s assets, or proceeds thereof, are insufficient to pay in full the preferential amount aforesaid and liquidating payments on Series C Preferred Stock and any other Parity Stock (with respect to liquidation rights only), then such assets, or the proceeds thereof, shall be distributed among the holders of the Series C Preferred Stock and any other Parity Stock (with respect to liquidation rights) ratably in proportion to the respective amounts that would be payable on such shares of Series C Preferred Stock and any such Parity Stock. The Corporation shall send a written notice by first class mail to each holder of record of the Series C Preferred Stock at such holder’s registered address, of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(b)

Neither the consolidation or merger of the Corporation with or into any other Person, nor the voluntary sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or assets shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(c)

Subject to the rights of the holders of any Parity Stock (with respect to liquidation rights), after payment has been made in full to the holders of the Series C Preferred Stock, as provided in this Section IIIC(5), holders of Junior Stock (with respect to liquidation rights) shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series C Preferred Stock shall not be entitled to share therein.

(6)	No Maturity. The Series C Preferred Stock has no maturity date or mandatory conversion date.

(7)	Redemption.

(a)

Optional Redemption. The Corporation may, at its option, redeem the shares of Series C Preferred Stock at the time outstanding, upon notice given as provided in Section IIIC(7)(c) below, (i) in whole or in part, from time to time, during any Redemption Period, at a redemption price in cash equal to $1,000 per share of Series C Preferred Stock, plus an amount equal to accumulated and unpaid dividends (whether or not declared) to, but excluding, the date fixed for redemption, or (ii) in whole but not in part, within 120 days after the conclusion of any review or appeal process instituted by the Corporation following the occurrence of a Ratings Event, at a redemption price in cash equal to $1,020 per share of Series C Preferred Stock, plus an amount equal to accumulated and unpaid dividends (whether or not declared) to, but excluding, such redemption date.

The redemption price for any shares of Series C Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared and unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not constitute a part of or be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on the Dividend Record Date relating to such Dividend Payment Date as provided in Section IIIC(5) above.

(b)

No Sinking Fund. The Series C Preferred Stock will not be subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions. Holders of Series C Preferred Stock will have no right to require redemption, repurchase or retirement of any shares of Series C Preferred Stock.

(c)

Notice of Redemption. Notice of every redemption of shares of Series C Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 10 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series C Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock. Notwithstanding the foregoing, if the Series C Preferred Stock is issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders of Series C Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares of Series C Preferred Stock to be redeemed will cease to accumulate from and after such redemption date.

(d)

Partial Redemption. In case of any redemption of only part of the shares of Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot (or, in the event the Series C Preferred Stock is in the form of Global Series C Preferred Stock, in accordance with the applicable procedures of DTC). Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series C Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)

Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accumulate on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of one year from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f)	No Redemption at the Option of the Holder. Holders of the Series C Preferred Stock will have no right to require the redemption or repurchase of the Series C Preferred Stock.

(8)	Voting Rights.

(a)	General. The holders of Series C Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)

Right to Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series C Preferred Stock shall not have been paid in full for three semi-annual full Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series C Preferred Stock, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class, with each series having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such series, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors.

In the event that the holders of the Series C Preferred Stock, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 10% of the Series C Preferred Stock or of any other such series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series C Preferred Stock or Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section IIIC(10) below, or as may otherwise be required by law.

If and when all accumulated and unpaid dividends on the Series C Preferred Stock and all other voting preferred stock shall have been paid in full or declared and a sum sufficient for payment thereof set aside for payment, through the most recently completed Dividend Period following a Nonpayment Event, then the right of the holders of Series C Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event pursuant to this Section IIIC(8) and the number of Dividend Periods in which dividends have not been paid shall be reset to zero), and, if and when any rights of holders of Series C Preferred Stock and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series C Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series C Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided

(c)

Other Voting Rights. So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series C Preferred Stock and any Voting Preferred Stock (subject to the last paragraph of this Section IIIB(8)(c)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)

Authorization of Senior Stock. Any amendment or alteration of the Articles of Incorporation or these Articles of Amendment to authorize or create, or increase the authorized amount of, any shares of any class or series of Capital Stock of the Corporation ranking senior to the Series C Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Corporation;

(ii)

Amendment of Series C Preferred Stock. Any amendment, alteration or repeal of any provision of the Articles of Incorporation or these Articles of Amendment so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series C Preferred Stock, taken as a whole; or

(iii)

Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series C Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such Series C Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section IIIC(8)(c), any increase in the amount of the authorized or issued Series C Preferred Stock or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Corporation will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series C Preferred Stock and shall not require the affirmative vote or consent of the holders of the Series C Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section IIIC(8)(c) would materially and adversely affect the Series C Preferred Stock and one or more, but not all, series of Voting Preferred Stock (including the Series C Preferred Stock for this purpose), then only the Series C Preferred Stock and such series of Voting Preferred Stock as are materially and adversely affected by and entitled to vote shall vote on the matter together as a single class (in lieu of all other series of Voting Preferred Stock).

(d)

Changes for Clarification. To the fullest extent permitted by law, without the consent of the holders of the Series C Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series C Preferred Stock for the following purposes: (i) to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument; (ii) to make any provision with respect to matters or questions relating to the Series C Preferred Stock that is not inconsistent with the provisions of these Articles of Amendment and that does not adversely affect the rights of any holder of the Series C Preferred Stock; or (iii) to make any other change that does not adversely affect the rights of any holder of the Series C Preferred Stock (other than any holder that consents to such change).

In addition, without the consent of the holders of the Series C Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series C Preferred Stock to conform the terms of the Series C Preferred Stock to the description thereof in the related Prospectus as supplemented and/or amended by the “Description of the Series C Preferred Stock” section of the Preliminary Prospectus Supplement for the Series C Preferred Stock, as further supplemented and/or amended by the related Pricing Term Sheet.

Holders of shares of Series C Preferred Stock shall not be entitled to vote with respect to any increase in the total number of authorized shares of Common Stock or preferred stock, any increase in the number of shares of the Series C Preferred Stock or the creation or issuance of any other class or series of Capital Stock, or any increase in the number of authorized shares of any other class or series of Capital Stock, in each case, ranking on parity with or junior to the Series C Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, except as set forth above.

Holders of shares of Series C Preferred Stock will not have any voting rights with respect to, and the consent of the holders of shares of Series C Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving the Corporation or a sale of all or substantially all of the Corporation’s assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series C Preferred Stock, except as set forth above.

(e)

Changes after Provision for Redemption. No vote or consent of the holders of Series C Preferred Stock shall be required pursuant to Section IIIC(8)(b) or (8)(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such subsections, all outstanding shares of Series C Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section IIIC(7) above.

(f)

Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series C Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or the chairman of the meeting, in their discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the Corporation’s bylaws and applicable law. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series C Preferred Stock and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series C Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

(9)

Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series C Preferred Stock may deem and treat the record holder of any share of Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

(10)

Notices. All notices or communications in respect of Series C Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in these Articles of Amendment, in the Articles of Incorporation or the Corporation’s bylaws or by applicable law.

(11)

No Preemptive Rights. No share of Series C Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

(12)

No Other Rights. The shares of Series C Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

(13)	No Conversion Rights. The shares of Series C Preferred Stock shall not be convertible into any other class of stock.

(14)

Transfer Agent and Registrar. The duly appointed transfer agent (the “Transfer Agent”) and Registrar (the “Registrar”) for the Series C Preferred Stock shall be Broadridge Corporate Issuer Solutions, Inc. The Corporation may, in its sole discretion, remove the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

(15)

Currency. All shares of Series C Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to “$” or “dollars” refer to U.S. currency.

(16)	Form.

(a)

Shares of the Series C Preferred Stock shall be issued in fully registered, certificated form and may be issued in the form of one or more permanent global shares of Series C Preferred Stock registered in the name of the Depositary or its nominee (each, a “Global Series C Preferred Share”), which shall be substantially in the form set forth in Exhibit C. Series C Preferred Stock represented by the Global Series C Preferred Shares will be exchangeable for other certificates evidencing shares of Series C Preferred Stock only (x) if the Depositary (A) has notified the Corporation that it is unwilling or unable to continue as depository for the Global Series C Preferred Shares or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the Corporation within 90 days after such notice or cessation, (y) if the Corporation determines at any time that the shares of Series C Preferred Stock shall no longer be represented by Global Series C Preferred Shares, in which case it shall inform the Depositary of such determination, or (z) following the request of a beneficial owner of Series C Preferred Stock seeking to exercise or enforce its rights with respect to its shares of Series C Preferred Stock. In any such case, such new certificates evidencing shares of Series C Preferred Stock shall be registered in the name or names of the Person or Person specified by the Depositary in a written instrument to the Registrar. Except as provided above, owners of beneficial interest in a Global Series C Preferred Share will not be entitled to receive certificates evidencing shares of Series C Preferred Stock. Unless and until such Global Series C Preferred Share is exchanged for other certificates evidencing shares of Series C Preferred Stock, Global Series C Preferred Shares may be transferred, in whole but not in part, and any payments on the Series C Preferred Stock shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Corporation or to a nominee of such successor Depositary.

(b)

To the extent permitted by applicable procedures of the Depositary, certificates evidencing shares of the Series C Preferred Stock may be issued to represent fractional shares with a Liquidation Preference of $100 and integral multiples of $100 in excess thereof.

The Global Series C Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Series C Preferred Shares shall be deposited with the Registrar, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned by the Transfer Agent and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by the Global Series C Preferred Shares, or any one Global Series C Preferred Share, may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. At such time as all interests in a Global Series C Preferred Share have been converted, canceled, repurchased or transferred, such Global Series C Preferred Share shall be, upon receipt thereof, canceled by the Corporation in accordance with standing procedures and existing instructions between the Depositary and the Corporation.

This Section IIIC(16) shall apply only to a Global Series C Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section IIIC(16), countersign and deliver one or more Global Series C Preferred Shares in accordance with the terms hereof that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Article IIIC, with respect to any Global Series C Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Series C Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Series C Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the registered holder of the Series C Preferred Stock or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Series C Preferred Share.

The Corporation’s Chief Executive Officer, President, or any Vice President and the Treasurer or an Assistant Treasurer or the Corporate Secretary or an Assistant Corporate Secretary shall sign the certificates evidencing the Series C Preferred Stock for the Corporation, in accordance with the Corporation’s bylaws and applicable law, by manual or facsimile signature. If such an individual whose signature is on a share certificate no longer holds that office at the time the Transfer Agent authenticates the certificate, such certificate shall be valid nevertheless. A certificate evidencing shares of Series C Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such certificate. The signature shall be conclusive evidence that such certificate has been authenticated under this Article IIIC. Each share certificate shall be dated the date of its authentication.

(17)

Reissuance and Retirement. Shares of Series C Preferred Stock that have been redeemed in accordance herewith shall be retired and shall not be reissued as shares of Series C Preferred Stock hereunder, but the number of shares so retired shall revert to the status of authorized but unissued shares of Preferred Stock of the Corporation.

(18)	Headings. The headings of the subsections of this Article IIIC are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

(19)

Rights of Holders. No person or entity, other than the person or entity in whose name a certificate representing the Series C Preferred Stock is registered, shall have any rights hereunder or with respect to the Series C Preferred Stock, the Corporation shall recognize the registered owner thereof as the sole owner for all purposes, and no other person or entity (other than the Corporation) shall have any benefit, right, claim or remedy hereunder.

(20)

Withholding. Notwithstanding anything to the contrary, the Corporation or any agent of the Corporation shall have the right to deduct and withhold from any payment or distribution (or deemed distribution) made with respect to any share of Series C Preferred Stock such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or delivery) under applicable tax law without liability therefor. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes as having been paid (or delivered) to the applicable holder of Series C Preferred Stock. In the event the Corporation or any agent of the Corporation previously remitted any amounts to a governmental entity which was not actually withheld at the source on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) or delivery with respect to any share of Series C Preferred Stock with respect to an applicable holder of Series C Preferred Stock, the Corporation and any such agent shall be entitled to offset any such amounts against any future amounts otherwise payable or deliverable to the applicable holder hereunder or under any other instrument or agreement.”

(21)

Calculation Agent. Unless the Corporation has validly called all shares of the Series C Preferred Stock for redemption on the First Reset Date, the Corporation will appoint a banking institution or trust company as calculation agent with respect to the Series C Preferred Stock prior to the Reset Dividend Determination Date preceding the First Reset Date. If the Corporation is unable to appoint a calculation agent using commercially reasonable efforts, the Corporation may appoint itself or an affiliate as calculation agent. The Corporation may, in its sole discretion, remove the calculation agent in accordance with the agreement between the Corporation and the calculation agent; provided that the Corporation shall appoint a successor calculation agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof in accordance with Section IIIC(10) hereof.

Article IV.	Offices

The principal office of the Corporation in the Commonwealth of Virginia is to be located in the City of Richmond.

Article V.	Directors

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than ten nor more than seventeen Directors, the exact number of Directors to be determined from time to time by resolution adopted by (i) the affirmative vote of a majority of the Directors then in office or (ii) the stockholders of the Corporation by a majority of the votes entitled to be cast at an election of directors. Each Director shall hold office until the next annual meeting and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors shall shorten the term of any incumbent Director.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

If the office of any Director shall become vacant, the Directors at the time in office, whether or not a quorum, may, by majority vote of the Directors then in office, choose a successor who shall hold office until the next annual meeting of stockholders. Vacancies resulting from the increase in the number of Directors shall be filled in the same manner.

A Director of the Corporation may be removed by stockholders of the Corporation only for cause and only if the number of votes cast to remove the Director constitutes a majority of the votes entitled to be cast at an election of Directors of the voting group by which the Director was elected.

Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the Bylaws of the Corporation.

Notwithstanding any other provision of the Articles of Incorporation or the Bylaws, the affirmative vote of a majority of the votes entitled to be cast on the matter shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with the purpose and intent of, this Article V or Articles IV and XI of the Bylaws.

Article VI.	Limit on Liability and Indemnification

1.

To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a Director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.

2.

To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify a Director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum or disinterested Directors, to contract in advance to indemnify any Director or officer.

3.

The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2.

4.

The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

5.

In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 2 of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

6.

The provisions of this Article VI shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

7.	Reference herein to Directors, officers, employees or agents shall include former Directors, officers, employees and agents and their respective heirs, executors and administrators.

EXHIBIT A

[FORM OF FACE OF CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF , TO DOMINION ENERGY, INC. OR BROADRIDGE CORPORATION SOLUTIONS, INC., AS TRANSFER AGENT (THE “TRANSFER AGENT”), AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF (AND ANY PAYMENT IS MADE TO , OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF ), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, , HAS AN INTEREST HEREIN.

TRANSFERS OF THIS [GLOBAL] SERIES B PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS [GLOBAL] SERIES B PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RELATED CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

DOMINION ENERGY, INC.

Incorporated under the laws of

the Commonwealth of Virginia

4.65% SERIES B FIXED-RATE RESET CUMULATIVE REDEEMABLE

PERPETUAL PREFERRED STOCK

CUSIP: 25746UDD8

ISIN: US25746UDD81

THIS CERTIFICATE IS TRANSFERRABLE IN

NEW YORK, NY:

This is to certify that is the registered owner of shares of fully paid and non-assessable 4.65% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, without par value and a liquidation preference of $1,000 per share of DOMINION ENERGY, INC., a Virginia corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:__________________

DOMINION ENERGY, INC.

By:
Name:
Title:

By:
Name:
Title:

[Impression of Corporation Seal]

Countersigned and registered

BROADRIDGE CORPORATION ISSUER SOLUTIONS, INC.

By:______________________________________________
Authorized Officer

[FORM OF REVERSE OF CERTIFICATE]

DOMINION ENERGY, INC.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT MIN ACT -	Custodian
	(Cust)	(Minor)

under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list

For Value Received, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,

INCLUDING ZIP CODE OF ASSIGNEE)

Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:____________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Exhibit C

[FORM OF FACE OF CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF , TO DOMINION ENERGY, INC. OR BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., AS TRANSFER AGENT (THE “TRANSFER AGENT”), AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF (AND ANY PAYMENT IS MADE TO , OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF ), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, , HAS AN INTEREST HEREIN.

TRANSFERS OF THIS [GLOBAL] SERIES C PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS [GLOBAL] SERIES C PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RELATED CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

DOMINION ENERGY, INC.

Incorporated under the laws of

the Commonwealth of Virginia

4.35% SERIES C FIXED-RATE RESET CUMULATIVE REDEEMABLE

PERPETUAL PREFERRED STOCK

CUSIP: 25746U DM8

ISIN: US25746UDM80

THIS CERTIFICATE IS TRANSFERRABLE IN

NEW YORK, NY:

This is to certify that _________ is the registered owner of ________ shares of fully paid and non-assessable 4.35% Series C Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, without par value and a liquidation preference of $1,000 per share of DOMINION ENERGY, INC., a Virginia corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:__________________

DOMINION ENERGY, INC.

By:
Name:
Title:

By:
Name:
Title:

Countersigned and registered

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:
Authorized Officer

[FORM OF REVERSE OF CERTIFICATE]

DOMINION ENERGY, INC.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT MIN ACT -	Custodian
	(Cust)	(Minor)

under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list

For Value Received, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,

INCLUDING ZIP CODE OF ASSIGNEE)

Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:____________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

C-4